EXHIBIT 23

PricewaterhouseCoopers LLP
One North Wacker
Chicago, IL 60606
Telephone (312) 298-2000
Facsimile (312) 298-2001

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Modine Manufacturing Company, which is incorporated by reference in Modine Manufacturing Company's Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the incorporation by reference of our report dated April 30, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

December 18, 2002